NON-DISTRIBUTION AND SECURITY AGREEMENT


      THIS NON-DISTRIBUTION AND SECURITY AGREEMENT (this
"Agreement") is made as of this 21st day of February, 1997, by and between UNION SQUARE HOTEL PARTNERS, L.P., a Delaware limited partnership ("USHP"), and CAPITAL GROWTH MORTGAGE INVESTORS, L.P., a Delaware limited partnership (the "Secured Party").

                        W I T N E S S E T H


      WHEREAS, USHP and the Secured Party have entered into that certain Allocation and Release Agreement dated as of December 1, 1996 (the "Allocation and Release"), pursuant to which the Secured Party agreed to accept certain funds in full satisfaction of various secured and unsecured notes made by USHP and held by the Secured Party (all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Allocation and Release);

      WHEREAS, on January 24, 1997, Cal Kan, Inc., a limited partner of the Secured Party, filed a complaint in the Court of Chancery in the State of Delaware against USHP and various other entities seeking injunctive relief to prevent USHP from distributing to its unitholders or partners any cash proceeds from the Sale, and further seeking to have a receiver appointed following the Sale to effect an application of such cash proceeds to the Secured Note in a greater amount than was agreed to in the Allocation and Release;

      WHEREAS, in lieu of the Secured Party immediately attempting to obtain such injunctive relief and/or the appointment of a receiver, the Secured Party has requested that USHP agree to refrain from distributing the Net Sales Proceeds to the unitholders or partners of USHP on or before April 21, 1997;

      WHEREAS, USHP is willing to agree to refrain from any such distribution of the Net Sales Proceeds on or before April 21, 1997; and

      WHEREAS, USHP is further willing to grant a security interest in the Net Sales Proceeds in favor of the Secured Party as herein provided, to secure any settlement agreement that may be reached by USHP and the Secured Party with respect to the Net Sales Proceeds on or before April 21, 1997, and to secure any final order of a court of competent jurisdiction that may be issued with respect to the Net Sales Proceeds on or before April 21, 1997, and to secure performance of this Agreement.

      NOW, THEREFORE, in consideration of the premises, the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Agreement of Non-Distribution. USHP hereby agrees to refrain from distributing the Net Sales Proceeds, and to refrain from taking any further action to declare any distribution of the Net Sales Proceeds, to its unitholders or partners on or before April 21, 1997; provided, however, that on and after April 22, 1997, USHP shall be permitted to freely distribute, and to take any further action to declare any distribution of, any or all of the Net Sales Proceeds to its unitholders or partners, or to otherwise deal with, pay, or apply such Net Sales Proceeds in any manner which USHP deems appropriate, unless this agreement to refrain from distributing the Net Sales Proceeds is extended by both USHP and the Secured Party in writing, or unless USHP's use of such Net Sales Proceeds is restricted by court order.

      2. Pledge of Collateral. USHP hereby grants to the Secured Party a security interest in the collateral described in Schedule I attached hereto (the "Collateral"); provided, however, that this grant of a security interest shall be effective only through April 21, 1997, and shall automatically terminate and become null and void on April 22, 1997.

      3. Security for Obligations. This Agreement and the security interest granted hereunder are made to secure USHP's performance under any settlement agreement that may be reached by USHP and the Secured Party with respect to the Net Sales Proceeds on or before April 21, 1997, and to secure USHP's performance under any final order of a court of competent jurisdiction that may be issued with respect to the Net Sales Proceeds on or before April 21, 1997, and to secure USHP's performance under this Agreement.

      4. Remedies. If a breach or default hereunder or under any obliga tion secured hereby shall have occurred and be continuing, the Secured Party shall thereafter have all the rights and remedies of a secured party under the California Commercial Code and under any other applicable law.


      5. Further Encumbrance of Collateral. Without the prior written consent of the Secured Party, USHP will not voluntarily grant a security interest in or otherwise encumber any of the Collateral or any interest therein on or before April 21, 1997, except for the security interest therein provided for in this Agreement.

      6. No Amendment. Neither this Agreement nor any term hereof may be amended except by a written instrument expressly referring to this Agreement and to the provisions so amended, and executed by the party to be charged.

      7. Governing Law. This Agreement shall be governed by, and con strued in accordance with, the laws of the state of California, without regard to principles of conflicts of laws.

      8. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. The parties waive trial by jury in any dispute arising hereunder. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement and all rights and obligations hereunder shall be binding upon USHP and USHP's successors and assigns, and shall inure to the benefit of the Secured Party and the Secured Party's successors and assigns. If any term of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal, or unenforceable term had not been included herein. Time is of the essence of each and every provision of this Agreement. USHP acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, USHP and the Secured Party have caused this Agreement to be executed as of the date first above written.

                         USHP:
                         UNION SQUARE HOTEL PARTNERS, L.P., a
                         Delaware limited partnership

                         By: Union Square/GP Corp., its general partner


                             By: s/Jeffrey C. Carter/ Name:
                                 Jeffrey C. Carter Title:
                                 President


                         SECURED PARTY:

                         CAPITAL GROWTH MORTGAGE INVESTORS,
                              L.P., a Delaware limited
                              partnership

                         By: CG Realty Funding Inc., its
                              general partner




                             BY:  s/Daniel M. Palmier/
                             Name: Daniel M. Palmier
                             Title: Vice President
                                    and
                                    Chief Financial
                                    Officer





                     SCHEDULE I
                     COLLATERAL



      All of USHP's right, title, and interest in and to the following:

      (a) That certain deposit account #12333-62175 maintained with Bank of America National Trust and Savings Association, together with all funds deposited therein, all interest thereon, and all other accessions thereto; and

    (b) Any and all products, proceeds, and replacements of the foregoing including, without limitation, deposit insurance proceeds and claims.




                 NOTICE AND BANK AGREEMENT FOR DEPOSIT ACCOUNTS
                             February 21, 1997
Bank of America National Trust and Savings Association 1850 Gateway Boulevard Concord, California 94520 Attention: Account
Administrator

Bank of America National Trust and Savings Association Keith
Germain, Vice President GPS Contract Management #10514 2044
Franklin Street, 1st Floor Oakland, California 94612

               Re:  Account No: 12333-62175 (the "Account")


Ladies & Gentlemen:

            Union Square Hotel Partners, L.P., a Delaware limited partnership ("USHP"), has entered into a Non-Distribution and Security Agreement with Capital Growth Mortgage Investors, L.P., a Delaware limited partnership (the "Secured Party") dated as of February 21, 1997, a copy of which is attached hereto as Exhibit A. You are hereby notified pursuant to Section 9-302(1)(g) of the California Commercial Code and pursuant to any other applicable law that USHP has granted to the Secured Party a security interest in all of the right, title, and interest of USHP in, to, and under the Account, and all funds deposited from time to time therein, and all interest earned from time to time thereon, and all other accessions thereto, and all products, proceeds, and replacements thereof, including, without limitation, deposit insurance proceeds and claims, through April 21, 1997, and that such security interest shall automatically terminate and become null and void on April 22, 1997.
            With respect to the Account, you are hereby instructed and by your signature below hereby agree as follows:

      1. That you are holding the Account subject to a security interest for the benefit of the Secured Party and on or before April 21, 1997, you will not permit a distribution or transfer of funds from the Account or the grant of any other security interest or pledge affecting the Account except upon receiving written approval from both USHP and the Secured Party; provided, however, that on April 22, 1997, you shall wire transfer all of the funds then held in the Account, without any further authorization of the Secured Party (and despite any contrary instruction from the Secured Party), to:

            Boston Safe Deposit & Trust Company One Boston Place

            Boston, MA 02108

            ABA #: 011001234

            Account # 11-783-8

            Account Name: Wire Purchase Account

                          Instructions: Union Square Hotel
                          Partners, L.P.Net Sales Proceeds




            Contact: Regina Hertl at (212) 526-3158,




unless otherwise instructed by both USHP and the Secured Party in writing, or by court order.

      2. That copies of all correspondence, notices, account statements, or other information which you are otherwise obligated to send to USHP (by law, agreement, or otherwise) also will be sent to the Secured Party at the following address:

            Capital Growth Mortgage Investors, L.P. Three World
            Financial Center, 29th Floor New York, New York 10285
            Attention: Mr. Kenneth L. Zakin

with a copy to:

            Latham and Watkins
            885 Third Avenue
            New York, New York 10022
            Attention: Joshua Stein, Esq.

      3. That funds deposited in the Account will not be subject to deduction, setoff, banker's lien. or any other lien, claim, encumbrance, or right you may have against USHP or the Account.

      4. That you have marked your books and records to reflect the existence of the Secured Party's rights hereunder.

            This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

            This letter agreement contains the entire agreement among the parties, and may not be amended in any respect, nor may any right, power, or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Security Agreement, this letter agreement will exclusively govern and control.

             Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument. Time is of the essence of each and every provision hereof. .This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto, but the notice provided herein shall be effective immediately upon your receipt hereof.

                         USHP:
                         UNION SQUARE HOTEL PARTNERS,
                         L.P., a Delaware limited partnership

                         By: Union Square/GP Corp., its general partner




                             By:  s/Jeffrey C. Carter/
                                 Name: Jeffrey C. Carter
                                Title: President



                    SECURED PARTY:
                         CAPITAL GROWTH MORTGAGE INVESTORS, L.P.,
                              a Delaware limited partnership
                         By: CG Realty Funding Inc. its general partner

                             By:  Daniel M. Palmier
                                Name: Daniel M. Palmier
                                Title: Vice President
                                       and Chief
                                       Financial
                                       Officer



Acknowledged, consented, and
agreed to this 21st day of February, 1997

Bank of America National Trust and Savings
Association




 By:    s/Keith V. Germain/
 Name:  KEITH V. GERMAIN
 Title: Vice President


             s/Allyson M. Stinson/
             ALLYSON M. STINSON
               Assistant Vice President




                                   Exhibit A
                Non-Distribution and Security Agreement BLOCKED
                               ACCOUNT AGREEMENT

       This Blocked Account Agreement ("Agreement") is entered into as of February 21, 1997, by and among Union Square Hotel Partners, L.P. ("Company"), Capital Growth Mortgage Investors, L.P.
("Lender"), and Bank of America NT&SA ("Bank").

                              Recitals

       A. Company and Lender are parties to the Non-Distribution and Security Agreement (the "Security Agreement) dated as of February
21, 1997.

     B. Pursuant to the terms of the Security Agreement, Company has granted to Lender a security interest in the Account (as defined below) and all funds deposited in the Account to secure the payment and performance of certain obligations of Company to Lender under the Security Agreement (the "Obligations").

       C. Company has agreed to maintain deposit account number
1233362175 in its name (the "Account) until April 22, 1997, in which Company shall deposit certain Net Sales Proceeds (as such term is defined in the Security Agreement)

       D. Company, Lender and Bank are entering into this Agreement to provide for the retention and disposition of Net Sales Proceeds deposited by Company into the Account.

                             AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, Company, Lender and Bank agree as follows:

       1. Bank is hereby authorized:

           (a) to charge the Account for all returned checks, service charges, and other fees and charges associated with this Agreement; and
           (b) to follow its usual procedures in the event the Account or any check, draft or other order for payment of money should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process ("Order").

       2. (a) If the balances in the Account are not sufficient to pay Bank for any returned check, draft or other order for the payment of money Company agrees to pay Bank on demand the amount due Bank.
          (b) If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank under this Agreement, Company agrees to pay Bank on demand the amount due Bank. If Company has not paid Bank within 30 days after the demand, Lender agrees to pay Bank the amount due Bank.
          (c) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 2(a) or 2(b).
          (d) Bank agrees it shall not offset against the Account, except as permitted under this Agreement, until it has been advised in writing by Company and Lender that all of Company's obligations which are secured by the Account and all funds deposited in the Account, are paid in full. Lender shall notify Bank promptly in writing upon payment and satisfaction in full of Company's obligations under the Security Agreement and this Agreement shall automatically terminate upon receipt of such notice.

    3. This Agreement will terminate on April 22, 1997 and Bank will wire transfer any funds in the Account to Company in accordance with paragraph 1 of that certain Notice and Bank
Agreement for Deposit Accounts dated as of the date hereof, by and among Company, Lender and Bank (the "Notice and Bank Agreement).

    4. (a) Bank will not be liable to Company or Lender for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement or the Notice and Bank Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct, subject to the limits in the next succeeding sentence. Bank's liability is limited to direct money Damages actually incurred.

           (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

           (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if
(i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Company or Lender or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

     5. Company and Lender shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys' fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement. This section does not apply to any cost or damage attributable to the negligence or intentional misconduct of Bank. Company's and Lender's obligations under this section shall survive termination of this Agreement.

     6. (a) Company and Lender each represent and warrant to Bank that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

           (b) Company and Lender each agrees that it shall be deemed to make and renew each representation and warranty in subsection 6(a) on and as of each day on which it uses the service.

     7. Company represents and warrants that it has not assigned or granted a security interest in the Account or any funds now or hereafter deposited in the Account, except to Lender.

     8. Company agrees that:

           (a) Except for a single wire transfer into the Account on February 21, 1997, it cannot, and will not, make any deposits into or withdraw any monies from the Account until the earlier of
(i) April 22, 1997 or (ii) such time as Lender advises Bank in writing that Lender no longer claims any interest in the Account and the monies deposited and to be deposited in the Account; and

           (b) It will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, on or before April 22, 1997 other than Lender's security interest referred to herein.

       9. Lender acknowledges and agrees that Bank has the right to charge the Account from time to time for fees owed the Bank in connection with this Agreement or the opening or maintenance of the Account, as set forth in this Agreement, and the Account agreement, as said agreements are amended from time to time, and that Lender has no right to the sums so withdrawn by Bank.

      10. In addition to the original statement which will be provided to Company, Bank will provide Lender with a duplicate statement and such other account information reasonably requested by Lender. Company authorizes Bank to provide any account information requested by Lender.

       11. Company and Lender agree to pay to Bank, upon receipt of Bank's invoice, all reasonable costs, expenses and attorneys' fees (including reasonable allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights hereunder in a case arising under Title 11, United States Code.

      12. Notwithstanding any of the other provisions in this Agreement or the Notice and Bank Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and neither Company nor Lender shall assert any claim against Bank for so doing.

       13. This Agreement may be amended only by a writing signed by Company, Lender and Bank; except that Bank's charges are subject to reasonable change by Bank upon 30 days' prior written notice to Company and Lender.

       14. This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

       15. Any written notice or other written communication to be given to each party under this Agreement shall be addressed to the person at the address set forth on the signature page of this Agreement or to such other person or address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

       16. Except with respect to the Notice and Bank Agreement, this Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof, and in the case of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Notice and Bank Agreement, the terms and conditions of the Notice and Bank Agreement shall apply.

       17. Neither Company nor Lender may assign any of its rights under this Agreement without the prior written consent of Bank.

       18. This Agreement shall be interpreted in accordance with California law without reference to California principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


UNION SQUARE HOTEL PARTNERS L.P., a
Delaware limited partnership

By: Union Square/GP Corp., its general      Address for notices:
    partner                                 3 World Financial Center,
                                            29th Floor
                                            New York, NY 10285
    By: s/Jeffrey C. Carter/
    Name: Jeffrey C. Carter                 With a copy to:
    Title: President                        Skadden, Arps, Slate,
                                            Meagher & Flom LLP
                                            300 South Grand Ave., 34th Floor
                                            Los Angeles, CA 90071
CAPITAL GROWTH MORTGAGE                     Attn: Rand S. April, Esq.
   INVESTORS, L.P., a Delaware limited
   partnership

   By: CG Realty Funding Inc., its general  Address for notices:
       partner                              3 World Financial Center,

       By: s/Daniel M. Palmier/               New York, NY 10285
       Name: Daniel M. Palmier                With a copy to:
       Title: VP & CFO                        Latham & Watkins
                                              885 Third Avenue
                                              New York, NY 10022
Bank of America National Trust and Savings    Attn: Joshua Stein, Esq.
   Association
By:  s/Keith V. Germain/                    Address for notices-
Name: KEITH V. GERMAIN                      Bank of America
Title: Vice President                       1850 Gateway Boulevard
                                            Concord, CA 94520
By:   s/Allyson M. Stinson/                 Attn: Account
Administrator
Name: Allyson M. Stinson                    Fax: (510) 885-7531
Title: Assistant Vice President